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                                 AMENDMENT NO.1

                          Dated as of November 18, 1986

                                       to

                             PARTICIPATION AGREEMENT

                           Dated as of August 12, 1986

                                      among

                              LEASING CORPORATION,
                              as Owner Participant

                          FIRST PV FUNDING CORPORATION,
                               as Loan Participant

                       THE FIRST NATIONAL BANK OF BOSTON,
                 in its individual capacity and as Owner Trustee
                            under a Trust Agreement,
                          dated as of August 12, 1986,
                  with the Owner Participant, as Owner Trustee

                                 CHEMICAL BANK,
        in its individual capacity and as Indenture Trustee under a Trust
        Indenture, Mortgage, Security Agreement and Assignment of Rents,
                           dated as of August 12, 1916
                  with the Owner Trustee, as Indenture Trustee

                                       and

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                    as Lessee

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                 Sale and Leaseback of an Undivided Interest in
                     Palo Verde Nuclear Generating Station
                  Unit 2 and Certain Related Common Facilities

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6O9l.BURNHAM.DEBT.181B:1

                  AMENDMENT NO. 1, dated as of November 18, 1986, to the Participation Agreement, dated as of August 12, 1986, among BURNHAM LEASING CORPORATION, a New York corporation (the Owner Participant), FIRST PV FUNDING CORPORATION, a Delaware corporation (the Loan Participant), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, in its individual capacity (FNB) and as Owner Trustee (the Owner Trustee) under a Trust Agreement, dated as of August 12, 1986, with the Owner Participant, CHEMICAL BANK, a New York banking corporation, in its individual capacity (Chemical Bank) and as Indenture Trustee (the Indenture Trustee) under a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of August 12, 1986, with the Owner Trustee, and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the Lessee).

                                   WITNESSETH:

                  WHEREAS, the Owner Participant, the Loan Participant, the Owner Trustee, the indenture Trustee and the Lessee have previously entered into a Participation Agreement dated as of August 12, 1986 (the Participation Agreement); WHEREAS, the Initial Series Note was issued by the Owner Trustee in connection with the acquisition of the Undivided Interest;

WHEREAS, Section 2(d) of the Participation Agreement provides for a refunding of the Initial Series Note upon the satisfaction of the conditions set forth in Sections 2(d) and 11(d) of the Participation Agreement;

                  WHEREAS, the parties hereto wish to refund the Initial Series Note;

                  WHEREAS,   such   refunding   of  the   Initial   Series  Note
necessitates this Amendment No. 1 to the Participation  Agreement (Amendment No.
1);

                  WHEREAS, Section l0.1(viii) of the Indenture provides, among other things, that the Owner Trustee and Indenture Trustee may, without the consent of the Holders of Notes Outstanding, execute a supplement to the Indenture in order to evidence the issuance of and to provide the terms of Additional Notes;

                  WHEREAS, the Owner Trustee and the Indenture Trustee intend to execute Supplemental Indenture No; 1, dated as of November 18, 1986 (Supplemental Indenture No. 1), to the Indenture, providing among other things, for the. issuance under the Indenture of the Fixed Rate Notes (as defined in Supplemental Indenture No. 1):


6091.BURNHAM.DEBT. 181B:1


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                  WHEREAS,  Section  10.2(ii) of the Indenture  provides,  among other things, that, upon receipt of a written instruction from the Lessee and the Owner Trustee, the Indenture Trustee shall consent to certain amendments to the Facility Lease; and

                  WHEREAS, the Owner Trustee and the Lessee intend to execute Amendment No. 1, dated as of November 18, 1986 (Lease Amendment No. 1), to the Facility Lease, among other things, to amend section 3(a) thereof and the schedules thereto;

                  NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions: Amendment.

                  (a) Definitions. Except as otherwise defined herein and in the recitals, capitalized terms used herein shall have the respective meanings set forth in Appendix A to the Participation Agreement.

                  (b) Amendments to Tax Indemnification Agreement. The fact that amendments to the Tax Indemnification Agreement are contained in this Amendment No. 1 to the Participation Agreement does not mean that the consent or agreement of any party to this Amendment No. 1 to the Participation Agreement other than the Lessee and the Owner Participant is required to amend the Tax Indemnification Agreement at this time or at any time in the future. The Lessee and the Owner Participant hereby amend:

                  (1) Section l(a)(13) of the Tax Indemnification Agreement to read in its entirety as follows:

                         "(13) The Owner Participant's  marginal federal rate of
                  income tax is 46% in 1986,  39.95068%  in 1987 and 34% in 1988
                  and thereafter, without giving effect to any credits against tax.";




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6091.BURNHAM.DEBT.181B:1


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                  (2) Section l(a)(5)(i) of the Tax Indemnification Agreement to
read in its entirety as follow:

                         "(i) in the case of the ITC  Property,  the  portion of
                  the Purchase Price allocated to Unit 2 as set forth in the Current Pricing Assumptions (as defined in Section 3(e) of the Facility Lease), reduced by. the full amount of the Investment Tax Credit taken by the Owner Participant with respect thereto; and;

                  (3) Section 1(b) of the Tax Indemnification Agreement by adding at the end thereof a new subsection (24) which reads as follows:

                         "(24) The ITC Property is  transition  property  within
                  the meaning of Section 49(e) of the Internal Revenue Code of 1986, as amended.".

                  SECTION 2. Implementation.

                  (a) Forms. The forms of Supplemental Indenture No. 1 and Lease Amendment No. 1 are attached hereto as Exhibits A and B, respectively. All blanks in Supplemental Indenture No. 1 and Lease Amendment No. 1 shall be appropriately filled in or completed, all in a manner consistent therewith and with the Transaction Documents and the Financing Documents.

                  (b)  Request  by the Owner  Participant.  In  accordance  with
Section 2.01 of the Trust Agreement, the Owner Participant hereby requests that the Owner Trustee (i) execute and deliver this Amendment No. 1, Supplemental Indenture No. 1 and Lease Amendment No. 1 (collectively, the Refunding Amendments); (ii) execute the Fixed Rate Notes and request the Indenture Trustee to authenticate and deliver the Fixed Rate Notes pursuant to Section 3.5(2) of the Indenture; and (iii) execute and deliver all other agreements, instruments and certificates contemplated by the Transaction Documents, the Financing Documents and the Refunding Amendments.

                  (c) Instruction and Consent. The Lessee and the Owner Trustee hereby instruct the Indenture Trustee (i) to consent to Lease Amendment No. 1, and the Indenture Trustee so consents, and (ii) to execute Supplemental Indenture No. 1, all in accordance with Section 10.2 of the Indenture.

                                       -3-

6091.BURNHAM.DEBT. 181B: 1


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                  (d) Recordations and Filing.  The Lessee agrees that it shall cause to be made the recordations and filings set forth in Schedule 1 hereto and represents that such filing. and recordations are all the recordations and filings that are necessary in order to preserve, protect and perfect the Owner Trustee's rights and interests under the Facility Lease, as amended by Lease
Amendment No. 1, and the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate under the Indenture, as amended by Supplemental Indenture No. 1.

                  (e) Refunding of Bonds. The Loan Participant agrees that, unless it obtains the written consent of the Owner Participant, (1) it will refund its Lease Obligation Bonds, Series 1986B (the Bonds), issued pursuant to the Series 1986B Bond Supplemental Indenture, dated as of November 18, 1986 (the series 1986B Bond Supplemental Indenture), only in connection with the refunding of an equal principal amount of the Pledged Lessor Notes identified in schedule 2 to the Series 1986B Bond Supplemental Indenture (the Pledged Lessor Notes), or, to the extent that the Lessor Notes described in Schedule 3 to such Series 1986B Bond Supplemental Indenture (the Lessor Notes) are subjected to the lien of the Collateral Trust Indenture, in connection with the refunding of an equal principal amount of such Lessor Notes and (2) subsequent to any Lessor Notes being subjected to the lien of the Collateral Trust Indenture, or, if the Lessor Notes are not so subjected, a mandatory redemption of Bonds pursuant to Section 1.04(a) of the Series 19863 Bond Supplemental Indenture, the principal amount of Pledged Lessor Notes bearing interest at the rates per annum of 8.05%, 8.95% and 10.15% respectively, and Lessor Notes, if any, bearing interest at the rates per annum of 8.05%, 8.95% and 10.15%, respectively, shall not be less than the principal amount of Bonds bearing interest at the rates per annum of 8.05%, 8.95% and 10.15% respectively.

                  (f) Investment. Contemporaneously with the execution of this Amendment No. 1, the Owner Participant is delivering to the Owner Trustee a check in immediately available funds in the amount of $1,123.15 (the Additional Investment) to be used in connection with the redemption of the Initial series Note. The Owner Trustee's Investment shall, for all purposes of the Participation Agreement, be increased by an amount equal to the additional Investment.


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6091.BURNHAM.DEBT.l8lB:l

                  (g) Payment of Transaction Expenses. The Owner Participant shall pay to the Owner Trustee on the Refunding Date the sum of $500,000 to be disbursed by the Owner Trustee on account of Transaction Expenses as contemplated by section 14 of the Participation Agreement.

                   SECTION 3. Miscellaneous.

                  (a) Execution. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Although this Amendment No. 1 is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Amendment No. 1 shall be effective on the latest of such dates.

                  (b) Governing Law. This Amendment No. 1 has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

                  (c) Responsibility For Recitals. The recitals contained herein shall be taken as the statements of the Lessee, and the other parties hereto assume no responsibility for the correctness of the same.












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6091.BURNHAM.DEBT.l81B:1

                  IN WITNESS WHEREOF, the parties hereto have each caused this Amendment No. 1 to the Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the dates set forth below.


                                            BURNHAM LEASING CORPORATION


                                            By:
                                                -----------------------
                                                 Assistant Treasurer

                                            Date: November 25, 1986

                                            By:
                                                -----------------------
                                                      President

                                            Date: November 25, 1986

                                            PUBLIC SERVICE COMPANY
                                            OF NEW MEXICO

                                            By:
                                                ----------------------
                                                  Vice President and
                                                 Corporate Controller

                                            Date: November 25, 1986

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6091.BURNHAM.DEBT.l81B:1

                                            THE FIRST NATIONAL BANK OF
                                              BOSTON, in its individual
                                              capacity and as Owner Trustee


                                            By:
                                                 -----------------------
                                                   Authorized Officer
                                                 Assistant Vice President

                                            Date:  November 25, 1986


                                            CHEMICAL BANK, in its individual
                                              capacity and as Indenture Trustee


                                             By:
                                                  ----------------------
                                                    Vice President


                                             Date:  November 25, 1986

















                                       -7-

6091.BURNHAM.DEBT. l81B:l

                                   Schedule 1
                                       to
                                 Amendment No. 1
                                       to
                           Participation Agreement

                           RECORDATIONS AND FILINGS

Part I.   Recordations.

          County Recorder, Maricopa County, Arizona:

              (i)   Amendment No. 1 to the Facility Lease; and

              (ii)  Supplemental Indenture No. 1 to the Indenture.

Part II.  Filing:

                  (a) Separate financing statement amendments naming PNM as "Lessee" and the Owner Participant's Owner Trustee as "Lessor", and the Indenture Trustee, as Assignee of the Owner Trustee, with respect to the Facility Lease, as amended by Lease Amendment No. 1, to be filed in the records of:

                       (1) the Secretary of State of the State of Arizona (regular and public utility filings);

                       (2)  the Clerk of Maricopa County, Arizona;

                       (3)  the  Secretary  of State of the State of New Mexico;
                            and

                       (4)  the Clerk of Bernalillo County, New Mexico.

                  (b) Separate financing statement amendments naming the Owner Trustee as "Debtor" and the Indenture Trustee as "Secured Party", with respect to the Indenture, as amended by Supplemental Indenture No. 1, to be filed in the records of:

                       (1)  the Secretary of State of the State of Arizona;


6091.BURNHAM.DEBT.l8lB:1


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                       (2)  the Clerk of Maricopa County, Arizona;

                       (3)  the  Secretary  of State of the State of New Mexico;
                            and

                       (4)  the Clerk of Bernalillo County, New Mexico.

                  (c) A financing statement amendment naming the Owner Trustee as "Debtor" and the Indenture Trustee as "Secured Party", with respect to the Indenture, as amended by Supplemental Indenture No. 1, to be filed with the Secretary of State of the Commonwealth of Massachusetts.

                  (d) Separate financing statement amendments naming Funding Corp as "Debtor" and the Collateral Trust Trustee as "Secured Party", and listing, as collateral covered thereby, the "Pledged Property" under the Collateral Trust Indenture, as amended and supplemented, to be filed with:

                       (1)  the Secretary of State of the State of Arizona;

                       (2)  the County Clerk of Maricopa County, Arizona;

                       (3) the Secretary of State of the State of New Mexico I and

                       (4)  the County Clerk of Bernalillo County, New Mexico.

                  (e) Supplemental Indenture No. 1 to the Indenture, to be filed with the Secretary of State of the State of New Mexico, under the Public Utility Act.













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6091.BURNHAM. DEBT. l8lB: 1

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 Alvarado Square
                          Albuquerque, New Mexico 87158


                                           November 25, 1986



Burnham Leasing Corporation
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

                           Current Pricing Assumptions
                             Participation Agreement
                          dated as of August 12, 1986,
                                   as amended

Dear Sirs:

                  Attached hereto as Schedule 1 is a list of the current Pricing Assumptions used in connection with the adjustment to Basic Rent, Casualty Values, Special Casualty Values and Termination Values agreed to in connection with the transactions consummated on November 25, 1986, with respect to the above-captioned Participation Agreement and the Facility Lease, as amended, and the Indenture, as amended, referred to therein.

                  We understand that the Current Pricing Assumptions reflected on Schedule 1 hereto may not be amended without your prior written consent.

                                            Sincerely,

                                            PUBLIC SERVICE COMPANY OF NEW Mexico



                                            By:
                                                 --------------------------
                                                    Vice President and
                                                   Corporate Controller

6091. BURNHAM DEBT. l8lH: 1

                                   SCHEDULE 1

                           CURRENT PRICING ASSUMPTIONS

                  Basic Rent, Casualty Values, Special Casualty Values and Termination Values, as set forth in the Facility Lease, as amended by Amendment No. 1 thereto, have been computed on the basis of the following pricing assumptions:

1.    Investment Percentage:                               26.041%

2.    Loan Percentage:                                     73.959%

3.    Interest Rate on:

      (a)  Fixed Rate Note due January 15, 1992             8.05%

      (b)  Fixed Rate Note due January 15, 1997             8.95%

      (a)  Fixed Rate Note due July 15, 2012               10.15%

      (d)  Assumed Interest Rate for interim period         8.3493068%


4.     Federal ACRS Deductions:                            10-year public
                                                           utility    property
                                                           deductions   on   the
                                                           basis   of   90%   of
                                                           Purchase        Price
                                                           allocated  to  Unit 2
                                                           and 100% of  Purchase
                                                           Price   allocated  to
                                                           Common Facilities


5.     Investment Tax Credit Retained by the Lessor:       10% of Purchase Price
                                                           allocated to Unit 2





                                       -2-



6091.BURNHAM.DEBT.181H:l

6.   Owner Participant's Tax
     Year-End:                                            December 31

7.   Purchase Price:                                      $l00,000,00O

     (a) Purchase Price
         Allocated to Unit 2:                             $87,935,000

     (b) Purchase Price
         Allocated to Common
         Facilities:                                      $12,065,000

8.   Closing Date:                                        August 18, 1986

9.   Transaction Expenses:                                .8% of Purchase
                                                           Price   paid  by  the
                                                           Owner  Participant on
                                                           the closing  Date and
                                                           .5% of  the  Purchase
                                                           Price     paid     on
                                                           November  25, 1986 in
                                                           addition    to    its
                                                           Investment (amortized
                                                           on  a   straight-line
                                                           basis  from  the date
                                                           paid  through the end
                                                           of  the  basic  lease
                                                           term)

10.   Real Estate Investment:                              $32,836

11.    Basic rent payment dates:                           January 15 and
                                                           July 15 of each  year
                                                           (rent    payable   in
                                                           arrears)
12.    First basic rent payment
       date:                                               July 15, 1987

13.    Last basic rent payment
       date:                                               January 15, 2016

14.    Interim rent payment date:                          January 15, 1987

15.    Marginal Federal Tax Rate:                          46% for 1986,
                                                           39.95068% for 1987
                                                           and 34% thereafter

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6091.BURNHAM.DEBT.181H:1

16.    First Estimated Tax Payment
       Date:                                               September 15,1986

17.    Tax Accounting Method:                              Accrual

18.    Amortization of Fixed Rate
       Notes:                                              As set forth in the
                                                           schedule attached
                                                           thereto

19.    Tax Estimation Method:                              90% current estimate;
                                                           10% make-up payment
                                                           in March of the
                                                           following year






















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6091.BURNHAM.DEBT. 181H:1

Accepted and Agreed:

BURNHAM LEASING CORPORATION

By:
    -----------------------
    Title:

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